Exhibit 99.1

CBS OUTDOOR AMERICAS INC. ANNOUNCES ACQUISITION OF PREMIUM

OUTDOOR ASSETS FROM VAN WAGNER COMMUNICATIONS LLC

Acquisition of highly complementary major market billboard portfolio

Leverages CBSO operating expense infrastructure

Immediately accretive to AFFO per share

NEW YORK, July 21, 2014 – CBS Outdoor Americas Inc. (NYSE: CBSO) announced today that it has executed a definitive agreement to acquire certain outdoor advertising businesses from Van Wagner Communications, LLC for $690 million in cash. CBSO will acquire approximately 1,100 large format billboard displays in 11 top U.S. markets. Total 2013 revenues of the acquired assets were $206 million.

“We’re very pleased to be announcing an exciting transaction regarding this high quality group of outdoor assets,” said Jeremy Male, Chief Executive Officer. “It’s a unique opportunity that aligns perfectly with our top-market growth strategy and will enhance the scale, quality, and depth of our portfolio which we believe will be great for our advertising partners. Further, we expect the Van Wagner assets to contribute significantly to our REIT operations, driving increased shareholder value.”

Richard Schaps, Chief Executive Officer of Van Wagner, said, “After having spent more than 40 years building Van Wagner’s outdoor advertising business into a leading industry participant, I am delighted to be turning this division over to CBS Outdoor, a great organization with outstanding new leadership who can grow this business into the future. Van Wagner will now focus on building our Sports and Entertainment group as well as our leading Blimp and Aerial division.”

Strategic and Financial Benefits of the Transaction

•	Adds Premier Locations in Top DMAs: Over 95% of acquired revenues will be derived from Top 10 DMAs.

•	Strengthens Qualified REIT Asset Base: Over 90% of acquired revenues will be derived from REIT eligible assets.

•	Immediately Accretive to AFFO per share. Operating and financial leverage drive equity returns.

Additional Details of the Transaction

•	The Company intends to finance the transaction with cash on hand and proceeds from the issuance of additional long term debt resulting in gross leverage of 4.9x.

•	The purchase price represents an acquisition multiple of 10.8x 2013 Pro Forma Adjusted OIBDA.

•	The Company intends to hire personnel from the talented Van Wagner team to sell, service, and grow the Company’s enhanced outdoor portfolio.

•	The acquisition is subject to regulatory review and other customary conditions and is expected to close early in 2015.

•	The transaction has no effect on the amount, composition or timing of the E&P purge.

Centerview Partners, Goldman, Sachs & Co., and Peter J. Solomon Company are acting as financial advisors and Jones Day is acting as legal advisor to CBS Outdoor. Wells Fargo has provided committed financing in support of the acquisition.

Evercore Partners and Onera Media are acting as financial advisors and Fried Frank Harris Shriver & Jacobson is acting as legal advisor to Van Wagner.

Investor Teleconference and Webcast

The Company will host a conference call to discuss this transaction on July 21, 2014 at 8:30 a.m. Eastern Time. The conference call number is 855-449-2714 (U.S. callers) and 760-536-8555 (International callers) and the passcode for both is 76348642. Live and replay versions of the conference call will be webcast in the Investor Relations section of www.cbsoutdoor.com. A telephone replay will be available beginning the same day at 1:00 p.m. Eastern Time at 855-859-2056 or 404-537-3406 and the passcode for both is 76348642.

Cautionary Statement Concerning Forward-Looking Statements

We have made statements in this press release that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “will,” “expect,” “believe,” “plans” or “intends,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions relating to the proposed acquisition of certain outdoor advertising businesses of Van Wagner Communications, LLC (the “Acquired Business”) and any potential benefits of the acquisition, our real estate investment trust (“REIT”) status and our capital resources and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the timing to consummate the proposed acquisition; CBS Outdoor and the Acquired Business being unable to satisfy closing conditions of the acquisition, which could delay or cause the companies to abandon the acquisition; a change, event or occurrence that could give rise to the termination of the definitive acquisition agreement or the proposed acquisition; the failure to obtain necessary regulatory approvals or obtaining regulatory approvals subject to conditions that are not anticipated; the proposed acquisition may prove unprofitable and fail to generate anticipated cash flows or we may fail to realize other benefits or synergies expected from the proposed acquisition; any costs, resource allocations, inefficiencies or operational difficulties involved in effectively integrating the acquired business of the Acquired Business into CBS Outdoor’s business; the possibility that certain assumptions with respect to the Acquired Business or the proposed acquisition could prove to be inaccurate; any diversion of management time on acquisition-related issues; the effect of the proposed acquisition on the ability of CBS Outdoor and the Acquired Business to maintain relationships with existing customers and suppliers and retain and hire key personnel; our increased levels of indebtedness as a result of the proposed acquisition, which could limit our operating flexibility and opportunities; our inability to complete the anticipated financing as contemplated by our commitment letter prior to the contractually required time for closing of the proposed acquisition or otherwise secure favorable terms for such financing; declines in advertising and general economic conditions; competition; government regulation; our inability to increase the number of digital advertising displays in our portfolio; taxes, fees and registration requirements; our ability to obtain and renew key municipal concessions on favorable terms; content-based restrictions on outdoor advertising; seasonal variations; future acquisitions and other strategic transactions; time and resources to comply with rules and regulations as a stand-alone public company; charges in connection with the separation and incremental costs as a stand-alone public company; dependence on our management team and advertising executives; we may not realize the expected benefits from the separation of our business from CBS Corporation; we have substantial indebtedness, which could adversely affect our financial condition; the terms of the credit agreement and the indenture governing our debt restrict our current and future operations, particularly our ability to incur additional debt that we may need to fund initiatives in response to changes in our business, the industries in which we operate, the economy and governmental regulations; establishing an operating partnership; diverse risks in our international business; we have a limited right to use the CBS Corporation mark and logo; cash available for distributions; legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service (“IRS”); our failure to qualify, or remain qualified, to be taxed as a REIT; REIT ownership limits; dividends payable by REITs do not qualify for the reduced tax rates available for some dividends; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities that reduce our cash flows; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to qualify to be taxed as a REIT; our ability to hedge effectively; paying the cash portion of the earnings and profits allocated to us by CBS Corporation as a distribution and/or taxable dividends in common stock and cash; failure to meet the REIT income tests as a result of receiving non-qualifying rental income; even if we qualify to be taxed as a REIT, and we sell assets, we could be subject to tax on any unrealized net built-in gains in the assets held before electing to be treated as a REIT; the IRS may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; our lack of an operating history as a REIT; we may not be able to engage in desirable strategic or capital-raising transactions following the split-off from CBS Corporation, and we could be liable for adverse tax consequences resulting from engaging in significant strategic or capital-raising transactions; and other factors described in our filings with the Securities and Exchange Commission (the “SEC”), including but not limited to the section entitled “Risk Factors” of our prospectus filed with the SEC on July 7, 2014. All forward-looking statements in this press release apply as of the date of this press release or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, this press release and the accompanying tables include non-GAAP measures as described below. We calculate Adjusted OIBDA as operating income before depreciation, amortization, net gains on dispositions and stock-based compensation. We calculate Pro Forma Adjusted OIBDA as Adjusted OIBDA adjusted to include incremental costs associated with operating as a stand-alone public company and exclude expenses of the Acquired Business that are not part of the acquisition offset by estimated incremental expenses associated with operating the Acquired Business. We calculate Pro Forma Adjusted OIBDA margin by dividing Pro Forma Adjusted OIBDA by total revenues. We use Adjusted OIBDA and Adjusted OIBDA margin to evaluate our operating performance. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, and for planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. In this press release we are using Pro Forma Adjusted OIBDA and Pro Forma Adjusted OIBDA margin to evaluate the operating performance of us and the Acquired Business to reflect certain significant costs arising as a result of our separation from CBS Corporation and estimated costs associated with the proposed acquisition of the Acquired Business. Our management believes users are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA, Pro Forma Adjusted OIBDA and Pro Forma Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items and adjusting for incremental and acquisition-related costs highlights underlying operational trends in our business and the Acquired Business that may not otherwise be apparent when relying solely on GAAP financial measures. It is our management’s opinion that these supplemental measures provide users with an important perspective on our operating performance and the Acquired Business’ operating performance, and also make it easier for users to compare our results and the Acquired Business’ results to other companies that have different financing and capital structures or tax rates. Since Adjusted OIBDA, Pro Forma Adjusted OIBDA and Pro Forma Adjusted OIBDA margin are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income and revenues, the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Table 1: RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	For the Year Ended December 31, 2013
	CBS Outdoor	Acquired Business[2]
Revenue	$1,294	$206

Operating Income	239	14
Depreciation	105	8
Amortization	91	10
Net Gain on Dispositions	(27)	0
Stock-Based Compensation	8	0

Adjusted OIBDA	415	32
Incremental Stand-alone Costs	(21)[1]	0
Net Expense Savings	0	32	[3]

Pro Forma Adjusted OIBDA	393	64
Margin	30.4%	31.1%

(1)	Represents expenses CBS Outdoor expects to incur as a stand-alone public company for services previously provided by CBS Corporation and for additional public company expenses that did not apply to CBS Outdoor historically.
(2)	Per the 2013 carve-out audited financial statements of the Acquired Business.
(3)	Represents operating expenses not part of the Acquired Business ($5 million); the elimination of all SG&A expenses not part of the Acquired Business ($37 million); and incremental expenses ($10 million) CBS Outdoor expects to incur to run the Acquired Business. These expenses are comprised of incremental wages and commissions for sales personnel, wages for real estate personnel and other functions, and non-wage costs like increased insurance.

About CBS Outdoor Americas Inc.

CBS Outdoor is one of the largest out-of-home media companies in the Americas and has a major presence in top markets throughout the United States, Canada, Mexico and South America. With traditional billboard and transit outdoor advertising properties, and a network of digital displays, CBS Outdoor gives advertisers both breadth and depth of audience across key geographies, as well as immersive ways to connect with increasingly mobile consumers. For more information, visit www.cbsoutdoor.com.

Investors:

Gregory Lundberg

212-297-6441

greg.lundberg@cbsoutdoor.com

Media – CBS Outdoor:

Chad Tendler

917-868-6899

chad.tendler@edelman.com

About Van Wagner Communications, LLC

Van Wagner Communications creates innovative Out-of-Home branding and advertising opportunities for world-class companies and brands through its sports and entertainment and aerial advertising companies. Van Wagner Sports and Entertainment (VWSE) is one of the preeminent sports marketing and media sales organizations in the world. It is an acknowledged innovator in property consulting and branding solutions and a global leader in naming rights, team and venue services, high-impact visible television signage, premium ticketing, sales, technology design and integrating, and in-venue content production. VWSE assists organizations and properties in creating and selling programs and media that maximize revenue potential, and helps clients develop powerful customized brand campaigns. VWSE works with more than 200 professional and college teams and some of the top sports properties in the world. Van Wagner Airship Media, with operations in five continents, owns and operates the vast majority of blimps used for advertising worldwide, including the only blimps that have external digital signage. Van Wagner Aerial media is the national leader in airplane banner display advertising. Headquartered in New York City, The Van Wagner companies employ over 300 people with additional offices in Miami, Chicago, Los Angeles, Hillsboro, Oregon and Tokyo.

Media – Van Wagner:

Don Middleberg

212-812-5664

middleberg@247laundryservice.com

###